Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.29 PER DILUTED SHARE FOR THE THIRD QUARTER 2011

Consolidated earnings for the third quarter 2011 include a $28.6 million restructuring charge announced August 4, 2011, equivalent to $0.19 per diluted share

For the third quarter 2011, Knight disclosed new segments for financial reporting that reflect the continued growth and diversification of the firm and provide greater transparency on financial results

During the third quarter 2011, Knight repurchased approximately 1.5 million shares

JERSEY CITY, New Jersey (October 19, 2011) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $26.9 million, or $0.29 per diluted share, for the third quarter of 2011, which included a pre-tax restructuring charge for severance, write-down of assets and related costs of $28.6 million, equivalent to $0.19 per diluted share.

For the third quarter of 2010, the company reported consolidated earnings of $0.2 million, or $0.00 per diluted share, which included a pre-tax restructuring charge for severance and related costs of $16.7 million, equivalent to $0.11 per diluted share.

Revenues from continuing operations for the third quarter of 2011 were $397.4 million, compared to $239.5 million from continuing operations for the third quarter of 2010.

“In the third quarter of 2011, Knight generated strong financial results as market conditions played into our core strengths,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Consolidated revenues and pre-tax earnings were significantly higher than the same period a year ago due to contributions from market making and electronic execution services. During the third quarter, Knight recorded a restructuring charge as a result of measures to cut back in underperforming areas and discontinue certain initiatives. In addition, we created new financial reporting segments to better reflect how we manage the business and provide a greater level of detail on performance for our shareholders.”

In the third quarter of 2011, the company changed its reporting segments from Equities, FICC and Corporate to Market Making, Institutional Sales and Trading, Electronic Execution Services, and Corporate and Other.

“Continuing operations” includes the company’s Market Making, Institutional Sales and Trading, Electronic Execution Services and Corporate and Other segments. Market Making consists of all global market making which includes Knight Link and the company’s activities as a Designated Market Maker at the NYSE. Institutional Sales and Trading includes full-service institutional research, sales and trading as well as equity and debt capital markets, reverse mortgage origination and asset management. Electronic Execution Services includes Knight Direct, Hotspot FX and Knight BondPoint. Corporate and Other includes strategic investments primarily in financial services-related ventures, clearing and settlement activity, corporate overhead expenses and all other expenses that are not attributable to the other reporting segments.

	Q3 2011	Q3 2010
Revenues ($ thousands)	397,442	239,509
Net income ($ thousands)	26,936	203
Diluted EPS ($)	0.29	0.00
Average daily U.S. equity dollar value traded ($ billions)	33.9	23.6
Average daily U.S. equity trades (thousands)	4,768.8	3,421.7
Nasdaq and Listed equity shares traded (billions)	69.7	60.2
OTC Bulletin Board and Pink Sheet shares traded (billions)	176.8	422.6
Average revenue capture per U.S. equity dollar value traded (bps)	1.28	0.92
Average daily Knight Direct equity shares (millions)	196.7	143.4
Average daily Hotspot FX notional dollar value traded ($ billions)	64.5	32.5

	YTD 2011	YTD 2010
Revenues ($ thousands)	1,063,200	890,022
Net income ($ thousands)	74,999	82,406
Diluted EPS ($)	0.79	0.88
Average daily U.S. equity dollar value traded ($ billions)	29.9	27.2
Average daily U.S. equity trades (thousands)	4,149.5	3,817.0
Nasdaq and Listed equity shares traded (billions)	189.1	214.9
OTC Bulletin Board and Pink Sheet shares traded (billions)	763.9	1,658.0
Average revenue capture per U.S. equity dollar value traded (bps)	1.23	1.12
Average daily Knight Direct equity shares (millions)	174.9	140.0
Average daily Hotspot FX notional dollar value traded ($ billions)	60.9	35.1

Market Making

During the third quarter of 2011, the Market Making segment generated total revenues of $204.9 million and pre-tax income of $69.2 million, which included a restructuring charge of $547,000. In the third quarter of 2010, Market Making reported total revenues of $93.4 million and pre-tax income of $21.0 million, which included a restructuring charge of $1.6 million. Market Making had pre-tax margins of 34 percent in the third quarter of 2011 compared to pre-tax margins of 23 percent in the third quarter of 2010.

“In Market Making, Knight grew revenues 119 percent and pre-tax earnings 229 percent year over year,” said Mr. Joyce. “During the third quarter, we witnessed a rise in retail trading activity coupled with heightened volatility in August and September. Knight maintained industry-leading market share of retail U.S. equity volume which drove a 44 percent increase in Knight’s average daily dollar value traded. We continued to make progress by adding clients and growing trading volumes in European equities and U.S. options.”

Institutional Sales and Trading

During the third quarter of 2011, the Institutional Sales and Trading segment generated total revenues of $145.4 million and pre-tax loss of $15.6 million, which included a restructuring charge of $23.9 million. In the third quarter of 2010, Institutional Sales and Trading reported total revenues of $108.9 million and pre-tax loss of $15.9 million, which included a restructuring charge of $14.3 million.

“In Institutional Sales and Trading, Knight worked to reposition resources given secular trends in institutional trading activity,” said Mr. Joyce. “Revenues rose 34 percent year over year as institutions aggressively adjusted holdings in response to economic events. Primary contributors included U.S. Listed Derivatives, European Institutional Fixed Income and Urban, which increased its market share of both reverse mortgage origination and HMBS issuance. Nevertheless, we incurred a pre-tax loss due to the restructuring charges announced on August 4, 2011.”

Electronic Execution Services

During the third quarter of 2011, the Electronic Execution Services segment generated total revenues of $45.1 million and pre-tax income of $13.8 million, which included a restructuring charge of $392,000. In the third quarter of 2010, Electronic Execution Services reported total revenues of $31.7 million and pre-tax income of $8.3 million, which included a restructuring charge of $70,000. Electronic Execution Services had pre-tax margins of 31 percent in the third quarter of 2011 compared to pre-tax margins of 26 percent in the third quarter of 2010.

“In Electronic Execution Services, Knight increased revenues 42 percent and pre-tax earnings 66 percent compared to the third quarter of 2010,” said Mr. Joyce. “Our products are designed to provide clients with direct market access, speed and trading efficiencies. Knight Direct, Hotspot FX and Knight BondPoint are robust and scalable with solid margins and attractive growth prospects.”

Corporate and Other

During the third quarter of 2011, the Corporate and Other segment reported a pre-tax loss of $23.0 million, which included a restructuring charge of $3.8 million. In the third quarter of 2010, the Corporate segment reported a pre-tax loss of $13.4 million, which included a restructuring charge of $716,000.

“During the third quarter of 2011, Knight performed well given the relatively good market conditions,” said Mr. Joyce. “Clearly there is more work to be done. Moving forward we will concentrate activity on developing sophisticated trading technologies that enhance trading on behalf of clients and contribute to the overall efficiency of the markets. We will continue to align resources to fortify our strategic position.”

Headcount at September 30, 2011 was 1,391 full-time employees, as compared to 1,465 full-time employees at June 30, 2011 and 1,297 full-time employees at September 30, 2010.

As of September 30, 2011, the company had $449.8 million in cash and cash equivalents. The company had $1.4 billion in stockholders’ equity as of September 30, 2011, equivalent to a book value of $15.41 per diluted share. The company had a book value of $14.43 per diluted share as of September 30, 2010.

During the third quarter of 2011, the company repurchased 1.5 million shares for $17.2 million under the company’s existing stock repurchase program. To date, the company has repurchased 73.2 million shares for $834.5 million. The company has approximately $165.5 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its third quarter 2011 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, October 19, 2011. To access Knight’s earnings conference call, please dial 800-274-0873 for domestic callers or 719-325-2443 for international callers. When prompted, please enter passcode 5074195. A replay of the third quarter 2011 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 5074195. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for September 2011 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including buy- and sell-side firms and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific region. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes and the costs, the integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Managing Director,	Director,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954 or	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$207,252	$157,121	$585,324	$494,626
Net trading revenue	185,981	79,847	463,578	392,775
Interest, net	(1,201)	92	4,205	853
Investment income and other, net	5,410	2,449	10,093	1,768

Total revenues	397,442	239,509	1,063,200	890,022

Expenses
Employee compensation and benefits	157,201	115,730	446,290	412,775
Execution and clearance fees	63,589	44,167	175,775	134,150
Communications and data processing	23,137	17,180	65,552	50,309
Payments for order flow	22,985	6,598	66,031	28,712
Depreciation and amortization	13,747	11,269	40,480	30,338
Interest	10,822	7,501	30,242	17,112
Occupancy and equipment rentals	7,026	6,630	21,526	19,332
Business development	5,909	4,451	16,870	14,991
Professional fees	5,530	3,976	15,398	12,762
Restructuring	28,624	16,731	28,624	16,731
Writedown of assets and lease loss accrual	1,333	—	2,278	1,032
Other	13,095	5,163	30,152	14,579

Total expenses	352,998	239,396	939,218	752,823

Income from continuing operations before income taxes	44,444	113	123,982	137,199
Income tax expense	17,449	45	48,605	54,578

Income from continuing operations, net of tax	26,995	68	75,377	82,621
(Loss) income from discontinued operations, net of tax	(59)	135	(378)	(215)

Net income	$26,936	$203	$74,999	$82,406

Basic earnings per share from continuing operations	$0.29	$0.00	$0.82	$0.92

Diluted earnings per share from continuing operations	$0.29	$0.00	$0.80	$0.88

Basic earnings per share	$0.29	$0.00	$0.82	$0.92

Diluted earnings per share	$0.29	$0.00	$0.79	$0.88

Shares used in computation of basic earnings per share	91,564	90,405	91,877	89,809

Shares used in computation of diluted earnings per share	93,840	93,278	94,803	94,054

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2011	December 31, 2010
	(In thousands)
ASSETS
Cash and cash equivalents	$449,773	$375,569
Financial instruments owned, at fair value:
Equities	1,599,516	1,299,052
Listed equity options	406,252	41,840
Debt securities	100,244	77,288
Loan inventory	206,830	146,472
Other financial instruments	25,660	38,487
Securitized HECM loan inventory	1,211,214	—

Total financial instruments owned, at fair value	3,549,716	1,603,139
Collateralized agreements:
Securities borrowed	1,474,484	1,361,010
Receivable from brokers, dealers and clearing organizations	656,758	476,159
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	115,046	117,601
Investments	101,359	81,331
Goodwill	337,843	338,743
Intangible assets, less accumulated amortization	96,842	109,784
Other assets	281,083	206,875

Total assets	$7,062,904	$4,670,211

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,392,440	$1,164,718
Listed equity options	379,308	40,564
Debt securities	58,011	60,679
Other financial instruments	36,449	45,363

Total financial instruments sold, not yet purchased, at fair value	1,866,208	1,311,324
Collateralized financings:
Securities loaned	684,972	527,945
Financial instruments sold under agreements to repurchase	596,751	485,184
Liability to GNMA trusts, at fair value	1,210,680	—
Other secured financings	72,363	35,583
Payable to brokers, dealers and clearing organizations	410,320	337,430
Accrued compensation expense	169,398	186,451
Accrued expenses and other liabilities	184,601	114,376
Long-term debt	420,962	311,060

Total liabilities	5,616,255	3,309,353

Equity
Knight Capital Group, Inc. stockholders’ equity
Class A common stock	1,664	1,628
Additional paid-in capital	849,095	807,287
Retained earnings	1,392,461	1,317,462
Treasury stock, at cost	(797,161)	(765,875)
Accumulated other comprehensive loss	(31)	(265)

Total Knight Capital Group, Inc. stockholders’ equity	1,446,028	1,360,237
Noncontrolling interests	621	621

Total equity	1,446,649	1,360,858

Total liabilities and equity	$7,062,904	$4,670,211

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010 (1)	2011	2010 (1)
Market Making
Revenues	$204.9	$93.4	$517.1	$438.1
Expenses (2) (3)	135.7	72.4	345.4	258.2

Pre-tax earnings	69.2	21.0	171.7	179.9

Institutional Sales & Trading
Revenues	145.4	108.9	407.7	345.2
Expenses (2) (3)	161.0	124.7	434.9	357.0

Pre-tax loss	(15.6)	(15.9)	(27.2)	(11.8)

Electronic Execution Services
Revenues	45.1	31.7	127.3	101.1
Expenses (2) (3)	31.3	23.4	90.3	74.3

Pre-tax earnings	13.8	8.3	37.0	26.7

Corporate & Other
Revenues	2.0	5.5	11.0	5.6
Expenses (2) (3)	25.1	18.9	68.6	63.2

Pre-tax loss	(23.0)	(13.4)	(57.5)	(57.6)

Consolidated
Revenues	397.4	239.5	1,063.2	890.0
Expenses (2) (3)	353.0	239.4	939.2	752.8

Pre-tax earnings	$44.4	$0.1	$124.0	$137.2

*	Totals may not add due to rounding.
(1) -	Prior period amounts have been recast to conform with current period segment presentation. Such recast had no effect on previously reported Consolidated Pre-tax earnings.
(2) -	Included in Expenses for the three and nine months ended September 30, 2011 is a Restructuring charge of $28.6 million which includes $0.5 million for Market Making, $23.9 million for Institutional Sales and Trading, $0.4 million for Electronic Execution Services, and $3.8 million for Corporate and Other.
(3) -	Included in Expenses for the three and nine months ended September 30, 2010 is a Restructuring charge of $16.7 million which includes $1.6 million for Market Making, $14.3 million for Institutional Sales and Trading, $0.1 million for Electronic Execution Services, and $0.7 million for Corporate and Other.